UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2024

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive
Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 407 226-5011

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2024, SeaWorld Entertainment, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) elected Nathaniel J. Lipman to serve as a director of the Company effective January 2, 2024.

Mr. Lipman, age 59, served as Executive Chairman of CX Loyalty Holdings, Inc. (“CX Loyalty,” a global provider of customer loyalty platforms and solutions), formerly known as Affinion Group Holdings, Inc. from 2012 until November 2015, and as President and Chief Executive Officer from October 2005 (when CX Loyalty was formed through the purchase of assets from Cendant Corporation (“Cendant”) by a coalition of investors) to 2012. Mr. Lipman continues to actively serve as Senior Advisor to CX Loyalty since 2015. Mr. Lipman joined Cendant in June 1999 as Senior Vice President, Corporate Development and Strategic Planning. After a series of increasing responsibilities in business development and marketing, Mr. Lipman served as President and Chief Executive Officer of Cendant’s domestic membership business, Trilegiant, from 2002 to April 2004, and served as President and Chief Executive Officer of the Cendant Marketing Services Division from April 2004 to 2005. Prior to Cendant, Mr. Lipman held various legal and finance roles since 1989, including roles that involved significant experience in the travel and entertainment industry, including roles with Planet Hollywood, Inc., House of Blues Entertainment, Inc., and The Walt Disney Company, amongst others. He also has significant experience serving as a director of both public and private companies, including prior service on the boards of directors of FTD. com, Redbox Automated Holdings, LLC, and Diamond Resorts International, Inc., amongst other companies. The Board believes that Mr. Lipman’s significant experience working with and adding value to companies across the travel leisure hospitality and entertainment sectors and his unique skills in marketing legal and financial matters make him a valued addition to the Board.

Mr. Lipman has been appointed as a member of the Company’s Audit and Nominating and Corporate Governance Committees.

There are no arrangements or understandings between Mr. Lipman and any other persons pursuant to which Mr. Lipman was elected to serve as a director of the Company. Mr. Lipman does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s “Amended and Restated Outside Director Compensation Policy,” filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, Mr. Lipman’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board.

Item 7.01 Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release to announce the election of Mr. Lipman as a director of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information set forth under this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated January 8, 2024
104	Cover page interactive data filed (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC

Date:	January 8, 2024	By:	/s/ G. Anthony (Tony) Taylor
		Name: Title:	G. Anthony (Tony) Taylor Chief Legal Officer, General Counsel and Corporate Secretary